Exhibit 10.4

687 N. Pastoria Ave., Sunnyvale

Siri 2-B

AMENDMENT 1 TO LEASE AGREEMENT DATED

November 11, 2013

This Amendment 1 to Lease Agreement Dated November 11, 2013 (“Amendment 1”) is made and entered into this 16th day of October, 2017, by and between SCP-I, LP (“Landlord”), and Full Spectrum, Inc., a Delaware corporation, d.b.a. in California as Full Spectrum Networks, (Tenant), are hereinafter referred collectively as the “Parties.”

RECITALS

A.    On November 11, 2013 the Parties entered into a Lease Agreement (“Agreement”) for the premises at 687 North Pastoria Avenue, Sunnyvale, hereinafter referred to as the “Premises”.

B.    On or about August 30, 2017 Tenant expressed its desire to extend the term of the Agreement for an additional 3 years, January 1, 2018 through December 31, 2020 (“Lease Extension Period 1”) and amend the Basic Rent. The Agreement shall be amended as follows;

1.	Paragraph 2 (Term) of the Agreement shall be amended to have its end date be December 31, 2020.

2.	Paragraph 4A (Basic Rent) Shall be amended to show the total sum for the Lease Extension Period 1 to be Four hundred ninety-five thousand five hundred eighty-six and 80/100 dollars ($495,586.80).

3.	The total sum for Basic Rent for the Lease Extension Period 1 is based on rental rates as follows;

a.	Year one (January 1, 2018 through December 31, 2018) Basic Rental shall be $2.15 per square foot equaling $12,594.70 per month, with a monthly management fee of $377.84.

b.	Year two (January 1, 2019 through December 31, 2019) Basic Rental shall be $ 2.30 per square foot equaling $13,473.40 per month, with a monthly management fee of $404.20.

c.	Year three (January 1, 2020 through December 31, 2020 Basic Rental shall be $2.60 per square foot equaling $15,230.80 per month with a monthly management fee of $456.92.

Paragraph 41 (Option to Extend) of the Agreement shall be null and void as of the termination date of the Agreement (December 31, 2017) and shall have no further force or effect.

H. Terms used herein as defined terms but not defined herein shall have the meanings assigned to such terms in the Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend the Agreement and agree as follows:

1.	All terms, covenants, conditions, and restrictions, of the Agreement, except as expressly set forth herein this Amendment 1, have not been modified or amended and remain in full force and effect. (See below.)

INITIALS:______

687 N. Pastoria Ave., Sunnyvale

Siri 2-B

2.	Paragraph 2A of the Agreement shall be amended to reflect the Amendment 1 Lease Extension Period 1 and read as follows:

A.  The term of this Lease shall be for a period of Three (3) years (unless sooner terminated as hereinafter provided) and, subject to Paragraphs 2B and 3, shall commence on the 1st day of January, 2018 and end on the 31st day of December, 2020.

3.	Paragraph 4A, of the Agreement shall be amended to reflect the Amendment 6 Extension Period and read as follows:

A.  Basic Rent. For the Amendment 1 Lease Extension Period 1 only, Tenant agrees to pay to Landlord at such place as Landlord may designate without deduction, offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the leased Premises the total sum of Four hundred ninety-five thousand five hundred eighty- six and 80/100 Dollars ($495,586.80) lawful money of the United States of America, payable as follows:

On January 1, 2018, the Basic Rent amount of Twelve thousand five hundred ninety-four and 70/100 Dollars ($12,594.70) and the three percent (3%) monthly Management Fee of Three hundred seventy-seven and 84/100 Dollars ($377.84) for a total due of Twelve thousand nine hundred seventy-two and 54/100 Dollars ($12,972.54) through and including December 31, 2018.

On January 1, 2019, the Basic Rent amount of Thirteen thousand four hundred seventy-three and 40/100 Dollars ($13,473.40) and the three percent (3%) monthly Management Fee of Four hundred four and 20/100 Dollars ($404.20) for a total due of Thirteen thousand eight hundred seventy-seven and 60/100 Dollars ($13,877.60) through and including December 31, 2019.

On January 1, 2020, the Basic Rent amount of Fifteen thousand two hundred thirty and 80/100 Dollars ($15,230.80) and the three percent (3%) monthly Management Fee of Four hundred fifty-six and 92/100 Dollars ($456.92) for a total due of Fifteen thousand six hundred eighty- seven and 72/100 Dollars ($15,687.72) through and including December 31, 2020.

4.	Full Force and Effect: Tenant understands and agrees that Tenant is one hundred percent (100%) responsible for all fees costs and expenses to restore the Premises to their original condition (as it was received by Tenant under the Agreement) and as so stated in Paragraphs 5, 6, and 7 of the Agreement. Except as expressly set forth herein, the Agreement has not been modified or amended and remains in full force and effect.

5.	Signatures via Facsimile and Counterpart Execution: The Parties agree that signatures on this document received via Facsimile will have the same force and effect as original signatures and will be legally binding on the Parties. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute a single agreement.

6.	Option to Extend: Paragraph 41 of the Agreement will be null and void as of the termination date of the Agreement (December 31, 2017) and shall have no further force or effect. Paragraph 41 will be struck from the Agreement.

7.	Time of Essence. Time is of the essence of this Amendment 6 and of each and all of its provisions.

687 N. Pastoria Ave., Sunnyvale

Siri 2-B

IN WITNESS WHEREOF, the Parties have executed this Amendment 6 to the Agreement as of the day and year last written below.

TENANT:
LANDLORD:
Full Spectrum, Corp., a Delaware
SCP-1, a California Limited Partnership	Corporation, d.b.a. in California as Full
By: Siri Family LLC	Spectrum Networks
It’s: General Partner

/s/ Michael Siri	Date:	10/18/2017	/s/ Stewart Kantor	Date: 10/18/2017
By: Michael Siri			By: Stewart Kantor
It’s: Authorized Agent			Its: CEO

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